Exhibit 99.4

______________, 2016

Tiger X Medical, Inc.

10900 Wilshire Boulevard, Suite #1500

Los Angeles, CA 90024

Ladies and Gentlemen:

The undersigned understands that Tiger X Medical, Inc. (the “Company”) has entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, BioCardia, Inc. (“BioCardia”) and Icicle Acquisition Corp., a wholly-owned subsidiary of the Company, and the Company Representative and Parent Representative named therein. Pursuant to the Merger Agreement, and subject to the satisfaction of the conditions set forth therein, Merger Sub will merge with and into BioCardia with BioCardia continuing as the surviving entity and continuing its existence as a wholly-owned subsidiary of the Company (the “Merger”). Upon the consummation of the Merger, the holders of capital stock of BioCardia will receive shares of Company common stock (“Common Stock”) on the terms and conditions of the Merger Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement.

As a condition precedent to the Merger, certain stockholders of the Company and certain stockholders of BioCardia, as well as the continuing directors and officers of the Company and its subsidiaries following the Merger, are required to enter into lock-up agreements. In consideration therefor, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees that, the undersigned will not, during the period ending on the date that is one year after the Effective Time of the Merger (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any such offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The foregoing restrictions shall not apply to (a) securities acquired in open market transactions after the completion of the Merger, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions; (b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) by bona fide gift, will or intestacy; (ii) to the spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin (each, an “immediate family member”) or to a trust or other entity formed for estate planning purposes for the direct or indirect benefit of the undersigned or of an immediate family member of the undersigned; (iii) if the undersigned is a corporation, partnership, limited liability company or other business entity (A) to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the undersigned or (B) as part of a disposition, transfer or distribution to the members, limited partners or equity holders of the undersigned; or (iv) if the undersigned is a trust, to a trustor or beneficiary of the trust; provided that in the case of any transfer or distribution pursuant to this clause (b), (1) each transferee, trustee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter agreement (this “Letter Agreement”) for the balance of the Lock-Up Period, and (2) (y) in the case of any transfer or distribution pursuant to clauses (b)(i), (ii) or (iv) above, no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock shall be voluntarily made during the Lock-Up Period and, if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and (z) in the case of any transfer or distribution pursuant to clause (b)(iii) above, no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period; (c) the receipt by the undersigned from the Company of shares of Common Stock (the “Plan Shares”) upon the vesting of restricted stock awards or stock units or exercise of options to purchase the Company’s securities or the transfer of shares of Common Stock or any securities convertible into Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise, but only to the extent such right expires during the Lock-Up Period; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made within 30 days after the date of the Merger, and after such 30th day, if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that the purpose of such transfer was to cover tax withholding obligations of the undersigned in connection with such vesting or exercise and, provided further, that the Plan Shares shall be subject to the terms of this Letter Agreement; (d) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company pursuant to agreements under which the Company has the option to repurchase such shares or securities or a right of first refusal with respect to transfers of such shares or securities; (e) the conversion of the outstanding preferred stock of the Company into shares of Common Stock of the Company, provided that such shares of Common Stock remain subject to the terms of this Letter Agreement; (f) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the undersigned shall use its reasonable best efforts to cause the transferee to sign and deliver a lock-up letter substantially in the form of this Letter Agreement for the balance of the Lock-Up Period, and provided further, that any filing under Section 16(a) of the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law; or (g) transfers of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock in privately negotiated transactions, provided that each transferee shall sign and deliver a lock-up letter in substantially the form of this Letter Agreement for the balance of the Lock-Up Period.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, is hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that if the Merger Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to the consummation of the Merger, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Company, BioCardia and the Merger Sub are entering into the Merger Agreement and proceeding with the Merger in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Print Name

Title

Signature Page to Lock-Up Agreement